Exhibit 1.01

L.B. FOSTER COMPANY

Conflict Minerals Report

For the reporting period from January 1, 2015 to December 31, 2015

1	Introduction

This Conflict Minerals Report (the “Report”) of L.B. Foster Company (the “Company” or “we”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2015 to December 31, 2015.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten (collectively “3TG”). The “Covered Countries” for purposes of the Rule are the Democratic Republic of the Congo and the Adjoining Countries (as defined in the Rule).

As further described in this Report, the Company has determined that certain of its operations manufacture or contract to manufacture products that may contain 3TGs that are necessary to the functionality or production of such products.

L.B. Foster Company’s policy relating to 3TGs (the “Conflict Minerals Policy”) can be viewed on the Company’s website at http://www.lbfoster.com/corporate/conflict_minerals.asp.

1.1	Company Overview

L.B. Foster Company is a leading manufacturer, fabricator, and distributor of products and services for the rail, construction, energy, and utility markets. For rail markets, the Company provides a full line of new and used rail, trackwork, and accessories to railroads, mines, and industrial companies. The Company also designs and produces concrete railroad ties, insulated rail joints, power rail, track fasteners, coverboards, and special accessories for mass transit and other rail systems worldwide. Additionally, the Company engineers, manufactures, and assembles friction management products and railway wayside data collection and management systems. For the construction industry, the Company sells steel sheet piling, H-bearing piling, and pipe piling, and provides rental sheet piling for foundation requirements. In addition, the Company supplies precast concrete buildings and other precast concrete products, bridge decking, bridge railing, bridge forms, expansion joints, and other products for highway construction and repair. For tubular markets, the Company offers pipe coatings, precision measurement systems, and test and inspection services for natural gas pipelines and utilities. The Company also produces threaded pipe products for industrial water well and irrigation markets. Based upon Instruction 3 to Item 1.01 of Form SD, the Company is not reporting on products manufactured or contracted to be manufactured by its Tew Plus, LTD, subsidiary, which was acquired by the Company on November 23, 2015.

1.2	Product Overview

This Report relates to the Company’s products (i) for which 3TGs are necessary to the functionality or production of that product; (ii) that were manufactured or contracted to be manufactured by the Company; and (iii) for which the manufacture was completed during calendar year 2015.

L.B. Foster Company does not directly purchase 3TGs, but it purchases components that it uses in the products it manufactures. The Company identified certain products sold by the Company as possibly containing 3TGs that are necessary to the functionality or production of the products.

2	Reasonable Country of Origin Inquiry (“RCOI”)

The Company conducted a good faith RCOI regarding the 3TG in materials, components, and finished goods supplied to the Company, including the following steps (collectively, the “Program”):

Utilizing version 4.01 of CFSI’s Conflict Minerals Reporting Template (“CMRT”), the Company engaged its 908 potential 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products.

The Company retained a third party vendor (“Vendor”) to conduct supplier surveying via its platform that enables users to complete and track supplier communications. It also allows suppliers to upload completed CMRTs directly to the platform for assessment and management. Non-responsive suppliers were contacted a minimum of three times by the Vendor and then were also managed by the Vendor supply chain team in 1:1 communications, including offering assistance and further information to suppliers about the requirements of the Rule and the Program.

The Program includes automated data validation on all submitted CMRTs via the Vendor’s software. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers were contacted with regard to invalid forms and were encouraged to resubmit a valid form. As of May 27, 2016, 34 invalid supplier submissions were not yet corrected.

Of the suppliers who responded that they provide 3TG to the Company, many did not include the name of any verified Smelters or Refiners (together, “SOR” or “Smelters”). Based on the responses received from the Company’s RCOI, which included thousands of alleged SOR names, a list was compiled of 320 verified, unique SORs, including information regarding associated countries of origin (the “Unique Smelter List”). The Company performed due diligence on the SORs which appeared on the Unique Smelter List that were known or reasonably believed to have sourced from the Covered Countries or that had unknown sourcing.

On the basis of the responses to our RCOI, the Company is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in the Covered Countries. Accordingly, the Company undertook the following measures to assess the due diligence practices of the SORs listed on its unique smelter list that were known or reasonably believed to have sourced from the Covered Countries or that had unknown sourcing:

3	Due Diligence

3.1	Design of Due Diligence

L.B. Foster designed its due diligence process to be in conformity, in all material respects, with the due diligence framework in the Organization of Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, the “OECD Guidance”).

3.1.1 Establish Strong Company Management Systems

Conflict Minerals Policy

As described above, we have adopted a Conflict Minerals Policy, which is posted on our website at http://www.lbfoster.com/corporate/conflict_minerals.asp.

Internal Team and Training

The Company has established a management team responsible for the oversight of its conflict mineral assessment. The management team is overseen by the Chief Financial Officer and a team of subject matter experts from relevant functions such as quality, supply chain, operations, finance, and legal. Senior management is briefed about the results of our due diligence efforts on a regular basis.

We, in cooperation with our Vendor, have developed internal training programs to educate persons within the Company who may potentially have contact with suppliers or other external parties regarding the Company’s conflict minerals compliance efforts. We intend to review our training programs at least annually to make sure they are continuously aligned with current regulations, our initiatives, and the tools we use.

Control Systems

As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other manufacturers in our industry and other sectors.

Our controls include our Legal and Ethical Conduct Policy, which outlines expected behaviors for all our employees.

Supplier Engagement

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers.

In accordance with the Organization for Economic Co-operation and Development requirement to strengthen engagement with suppliers, we have, in cooperation with our Vendor, provided education to suppliers on the conflict minerals regulations as well as the expectations of the law. In addition, we have leveraged the existing communications within the Company, specifically through our procurement personnel, to encourage supplier interactions with our Vendor as well for them to understand the need to complete the surveys. Feedback from this process has allowed us to enhance the training, to focus and adapt it to each user’s needs, and refine and clarify our supplier communications to ensure that our expectations are clear.

Grievance Mechanism

We have longstanding grievance mechanisms whereby employees and suppliers can report violations of the Company’s policies, including our Conflict Minerals Policy.

Records Maintenance

We have retained all relevant documentation from our RCOI and due diligence. Our existing policy related to relevant documentation of our conflict mineral compliance process requires that documentation will be retained for a period of at least five years.

3.1.2 Identify and Assess Risk in Our Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult for us to identify all vendors upstream from our direct suppliers.

We have identified 908 direct suppliers. We rely on suppliers whose materials or components contain 3TG to provide us with information about the source of 3TG contained in those materials or components. Our direct suppliers similarly rely upon information provided by their suppliers. Many of the largest suppliers either are SEC registrants and subject to the Rule or are suppliers to other Securities and Exchange Commission (“SEC”) registrants who are subject to the Rule.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters that are not certified as conflict free by third party sources such as the Conflict-Free Sourcing Initiative (“CFSI”) or the London Bullion Market Association (“LBMA”) Responsible Gold Programme pose a significant risk. Where a smelter is not identified as Conflict Free by such sources, we rate the risk as High, Medium, or Low. This rating is based on various factors, including whether the SOR has been identified as a valid SOR and has an associated Smelter Identification Number (under the CFSI, this is known as a CID), and the smelter’s geographic location, including proximity to the Covered Countries.

We calculate supplier risk based on the chances that a supplier provides 3TGs that may originate from Non-Conflict Free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that Supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

•	Existence of a policy in place that includes conflict-free sourcing;

•	Implementation of due diligence measures for conflict-free sourcing;

•	Verification of due diligence information received from suppliers; and

•	Whether verification process includes corrective action management.

Based on how each supplier’s program meets these criteria, their program strength is identified as either strong or weak.

As part of our risk management plan and to ensure suppliers understand our expectations, we have, through our Vendor, provided video and written training on conflict minerals and the CMRT. This includes instructions on completing the form, and one-on-one email and phone discussions with supplier personnel.

In accordance with our Conflict Minerals Policy, we engage suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance. If we are not satisfied with the results, we may then take steps to terminate a contract and find replacement suppliers.

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the

3TGs in our supply chain. This was done by adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals.

3.1.3	Design and Implement a Strategy to Respond to Risks

In response to this risk assessment, the Company has an approved risk management plan through which the conflict minerals program is implemented, managed, and monitored. Updates to this risk assessment are provided regularly to senior management.

As part of our risk management plan, to ensure suppliers understand our expectations, we have provided both video, recorded training and documented instructions through our Vendor and responded to questions of suppliers requiring further clarification. We then provided each supplier a copy of the EICC-GeSI reporting CMRT to complete for purposes of conflict minerals tracking. Furthermore, we reviewed responses to the reporting CMRT with specific suppliers where we needed clarification. As described in our Conflict Minerals Policy, we intend to engage any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that may support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance.

3.1.4	Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chains

L.B. Foster does not have a direct relationship with conflict minerals smelters or refiners and as a result, the Company does not perform direct audits of these entities in its supply chain. L.B. Foster relies on the efforts of the industry associations that administer independent third-party smelter and refinery audit programs and encourages suppliers with more direct relationships with smelters to participate in comparable due diligence validation activities.

3.1.5	Report on Supply Chain Due Diligence

This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at http://phx.corporate-ir.net/phoenix.zhtml?c=73803&p=irol-sec.

4	Due Diligence Results

The majority of supplier responses received provided information at a company-wide level. We reviewed the responses against criteria we developed to determine which may require further engagement with our suppliers. Such criteria included untimely or incomplete responses as well as inconsistencies with the data reported. We have sent and continue to send additional requests to seek clarifications from suppliers to validate such data and obtain more complete and accurate responses.

Efforts to Determine Mine or Location of Origin

Due to our position in the supply chain, it is difficult for us to identify suppliers upstream from our direct suppliers and it is increasingly difficult to track 3TGs down to the mine or smelter level. Through continual follow-up, the Company requests additional status reports from direct suppliers. We work to validate the data obtained from suppliers by utilizing claims made by referenced refiners or smelters on their websites. For our position in the supply chain, we have determined to use this risk based approach to determine the origin of 3TGs in purchased products/materials.

Country of Origin

Based on the nature of information we received from our suppliers, we are unable to determine the country of origin of 3TG’s in our products.

Smelters or Refiners

For all responses that indicated a smelter, our Vendor compared the facilities listed to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”). If a supplier indicated that the facility was certified as “Conflict-Free,” our Vendor confirmed that the name was listed by CFSI as a certified smelter. No violations were identified. As of May 27, 2016, we have validated 320 smelters or refiners and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Schedule A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Schedule A any smelters or refiners that we have not been able to validate.

Based on the smelter lists provided by suppliers via the CMRTs and publically available information, we have identified 215 smelters that are certified conflict-free.

5	Steps Taken to Mitigate Risk

In 2016, we have taken, or plan to take, the following steps to mitigate the risk that our necessary 3TGs benefit armed groups.

•	Continue to deploy our supply chain policy in accordance with OECD recommendations;

•	Enhance management processes to ensure risks related to the acquisition of components containing 3TGs are adequately managed;

•	Structure internal systems to support supply chain due diligence, including through the assignment of responsibility to senior staff to oversee the process and ensure availability of resources and implementation of “up the chain” communication processes;

•	Further augment our reasonable country of origin and due diligence process with our vendors;

•	Increase our supplier response rate while increasing the validation of Smelter information by substituting vendors that use 3TGs from the Covered Countries for the vendors that do not use 3TGs; and

•	Raise the awareness of suppliers to their use of conflict-free minerals and alert them to a potential request for an audit to prove that they are conflict free.

Schedule A

The following lists the Smelters identified by our vendors as sources for their products that are certified by the “Conflict Free Smelter Program.”

The information that we received from a majority of our direct suppliers was at their company-wide level. Thus, the smelters or refiners identified by our direct suppliers contained in the tables below may contain smelters or refiners that processed conflict minerals that our direct suppliers supplied to their other customers, but not to us. As a result, we are unable to conclusively determine whether the smelters or refiners included in the tables below were used to process the conflict minerals necessary to the functionality or production of our products during 2015. Because of this uncertainty, we are also unable to conclusively determine whether each of the countries of origin listed above were the country of origin of conflict minerals in our products during 2015, and therefore also unable to conclusively determine the source and chain of custody of those conflict minerals. In addition, the information that we receive from our direct suppliers may yield inaccurate or incomplete information. For example, the information received from our direct suppliers may be incomplete because they may not have received accurate and complete conflict minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the CFSI Conflict-Free Smelter Program or the LBMA Responsible Gold Programme and, as a result, are not responsible for the quality of these audits or the audit findings.

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Gold	Advanced Chemical Company	UNITED STATES	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Unknown
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus SA	SWITZERLAND	Yes
Gold	Asahi Pretec Corporation	JAPAN	Yes
Gold	Asahi Refining Canada Limited	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Bauer Walser AG	GERMANY	Unknown
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Cendres + Métaux SA	SWITZERLAND	Unknown
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Chugai Mining	JAPAN	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Unknown
Gold	DODUCO GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes

Gold	Elemetal Refining, LLC	UNITED STATES	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Faggi Enrico S.p.A.	ITALY	Unknown
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Unknown
Gold	Geib Refining Corporation	UNITED STATES	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Company Limited	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Unknown
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Lingbao Gold Company Limited	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Materion	UNITED STATES	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Unknown
Gold	Metalor Technologies SA	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Unknown
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Gold	PAMP SA	SWITZERLAND	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox SA	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	SAAMP	FRANCE	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Unknown

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Unknown
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes
Gold	SEMPSA Joyería Platería SA	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	So Accurate Group, Inc.	UNITED STATES	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Tony Goetz NV	BELGIUM	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	Unknown
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Valcambi SA	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	Yes
Tantalum	Duoluoshan	CHINA	Yes
Tantalum	E.S.R. Electronics	UNITED STATES	Unknown
Tantalum	Exotech Inc.	UNITED STATES	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Unknown
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes

Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes
Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes
Tin	Alpha	UNITED STATES	Yes
Tin	An Thai Minerals Company Limited	VIET NAM	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes
Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Dua Sekawan	INDONESIA	Unknown
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Serumpun Sebalai	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA	Unknown
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Dowa	JAPAN	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Unknown
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes
Tin	EM Vinto	BOLIVIA	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Unknown
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Unknown
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes
Tin	Melt Metais e Ligas S/A	BRAZIL	Yes
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes

Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	Phoenix Metal Ltd.	RWANDA	Unknown
Tin	PT Alam Lestari Kencana	INDONESIA	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Kudai Tin	INDONESIA	Unknown
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes
Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Fang Di MulTindo	INDONESIA	Unknown
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Justindo	INDONESIA	Yes
Tin	PT Karimun Mining	INDONESIA	Unknown
Tin	PT Kijang Jaya Mandiri	INDONESIA	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Unknown
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Seirama Tin Investment	INDONESIA	Unknown
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tirus Putra Mandiri	INDONESIA	Unknown
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Rui Da Hung	TAIWAN	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	ACL Metais Eireli	BRAZIL	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	H.C. Starck GmbH	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Unknown
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Kennametal Fallon	UNITED STATES	Unknown
Tungsten	Kennametal Huntsville	UNITED STATES	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Unknown
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Yes
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	Yes
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes